Morgan Stanley Institutional Fund Trust
Ultra-Short Income Portfolio
77I- Terms of New or Amended
Securities


Effective December 4, 2017, Morgan
Stanley Institutional Fund Trust Ultra-
Short Income Portfolio made changes to
its section entitled Portfolio Summary -
Payments to Broker-Dealers and other
Financial Intermediaries" as described in the supplement to their Prospectuses filed via EDGAR with the Securities and Exchange Commission on December 4,
2017 (accession number 0001104659-17-
071677) and incorporated by reference
herein.